EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-276480 on Form S-6 of our report dated February 23, 2024, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 71, AI Enablers & Adopters Strategy, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 23, 2024